                                                                   Exhibit 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Symantec Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated April 24, 2001, with respect to the consolidated financial statements and schedule of Symantec Corporation included in its Annual Report (Form 10-K) for the year ended March 30, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


San Jose, California
February 11, 2002